EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of  Direxion Insurance Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Direxion Insurance Trust for the period ended June 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Direxion Insurance Trust for the stated period.

/s/ Eric W. Falkeis	/s/ Patrick J. Rudnick
Eric W. Falkeis	Patrick J. Rudnick
Principal Executive Officer,	Principal Financial Officer,
Direxion Insurance Trust	Direxion Insurance Trust

8/28/2015	8/28/2015
Date	Date

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Direxion Insurance Trust for purposes of the Securities Exchange Act of 1934.